EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 1997, except as to
Note 10, which is as of February 12, 1997, which appears on page F-1 of ITT Educational Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Indianapolis, Indiana
October 28, 1997
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